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                                                                  EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
BayBanks, Inc.:

We consent to the use of our report dated January 18, 1996, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3, relating to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 contained in the Bank of Boston Corporation and BayBanks, Inc. Joint Proxy Statement-Prospectus dated March 19, 1996 as was included in Bank of Boston Corporation's Form 8-K dated September 6, 1996.

                                       /s/ KPMG Peat Marwick LLP
                                           KPMG Peat Marwick LLP

Boston, Massachusetts
October 4, 1996